EXHIBIT 16

                          MOST HOROWITZ & COMPANY, LLP
                                675 THIRD AVENUE
                              NEW YORK, N.Y. 10016


                                                             November 6, 2002

Chief Accountant
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

            We have read Item 4 of the report on Form 8-K of Univec, Inc., for November 6, 2002, and we agree with the statements contained therein insofar as they relate to our firm.

                                                   Very truly yours,

                                               /s/ Most Horowitz & Company, LLP
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                                                   Most Horowitz & Company, LLP